SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Fifth Third Funds

(Name of Registrant as Specified in Its Charter)

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Fifth Third Funds

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

FIFTH THIRD DIVIDEND GROWTH FUND

38 Fountain Square Plaza, Cincinnati, Ohio 45202

June 25, 2012

Dear Shareholder:

The Board of Trustees for Fifth Third Funds has sent you a Notice of Special Meeting to ask for your vote on an important proposal affecting your Fund. The Special Meeting is scheduled to be held on July 20, 2012, at the Fund’s offices of Fifth Third Asset Management, Inc., 38 Fountain Square Plaza Cincinnati, OH 45202 on July 20, 2012 at 9:00 a.m. Eastern time, for the following purpose:

To approve terminating the Fifth Third Dividend Growth Fund, which will be achieved by converting the Fund’s assets to cash, distributing the Fund’s assets to its remaining shareholders and ceasing operations.

The Fund’S records indicate that you have NOT YET voteD. please take a moment now to cast your vote so that your shares may be represented at the Special Meeting.

Detailed information about the Special Meeting and the proposal can be found in the proxy statement. To view the proxy material electronically please log on to www.proxyonline.com/FifthThirdFunds.pdf. Another copy of the voting form has been included for your review and convenience.

VOTING IS EASY

Please take a moment now to cast your vote using one of the options listed below:

INTERNET	Log on to website provided on enclosed voting form. You will need the control number found on your voting form at the time you execute your vote.

TOUCHTONE PHONE	Dial the toll-free number provided on the enclosed voting form and follow the automated instructions. You will need the control number found on your voting form at the time you execute your vote.

MAIL	Sign, date, and complete the reverse side of this voting form and return it in the postage paid envelope provided.

Should you have any questions regarding the proposals or how to vote your shares,

please call (866) 530-8628. Thank you for your participation.

Level I Script

(IN FAVOR)

Good (morning, afternoon, evening,) my name is (AGENT’S FULL NAME).

May I please speak with (Mr. /Ms. / Mrs.) (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of a current investment with Fifth Third Dividend Growth Fund.

I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for July 20, 2012. Have you received the information?

(Pause for response)

 If “Yes” or positive response:

 If you’re not able to attend the meeting, I can record your voting instructions by  phone.

 Your Board of Trustees is recommending a vote in favor.

 If “No” or negative response:

 I would be happy to review the meeting agenda and record your vote by phone.

 However, the Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board’s Recommendation?

(Pause for response)

Would you like to vote all of your accounts with FIFTH THIRD FUNDS in the same manner?

(Pause for response)

*Confirmation – I am recording your (in favor/against/abstain) vote.

 For confirmation purposes:

•        Please state your full name. (Pause)

•        According to our records, you reside in (city, state, zip code). (Pause)

•        To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

In Favor

Shareholder Services

June 25, 2012

EXTREMELY IMPORTANT

Re: Fifth Third Dividend Growth Fund

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the Fifth Third Dividend Growth Fund. This matter pertains to an important operating initiative for the Company which requires your response.

It is extremely important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-866-530-8628 ext. 7642 between 9:00 a.m. and 10:00 p.m. EST Monday through Friday. At the time of the call please reference the ID number listed below.

Thank you.

Sincerely,

Frederick M. Bonnell

Managing Director

Shareholder Services

TAGID: 0000123

AST Fund Solutions, LLC,. 110 Wall Street, 5th Floor New York, NY 10005